UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective on January 28, 2008, PAETEC Holding Corp. (the “Company” or “PAETEC Holding”) and its subsidiaries entered into an Incremental Term Loan Commitment Agreement, dated as of January 28, 2008 (the “Agreement”), with Merrill Lynch Capital Corporation, CIT Lending Services Corporation and General Electric Capital Corporation (collectively, the “incremental term loan lenders”), pursuant to the Credit Agreement, dated as of February 28, 2007, as amended (the “Credit Agreement”), among the Company, as Borrower, the lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, CIT Lending Services Corporation, as Documentation Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent. Under the Agreement, the incremental term loan lenders committed to extend to the Company term loans (the “incremental term loans”) pursuant to the Credit Agreement in a total principal amount of $100 million (the “incremental term loan facility”). The incremental term loan facility was funded on January 29, 2008. After giving effect to the incremental term loan funding, the Company had outstanding under the Credit Agreement term loans in a total principal amount of $595.5 million.

The incremental term loan facility was extended to the Company pursuant to the provisions of the Credit Agreement that permit the Company to elect, subject to pro forma compliance with a total leverage ratio covenant and other conditions, to solicit the lenders under the Credit Agreement or other prospective lenders to increase by up to $225 million the total principal amount of borrowings available under the Company’s existing term loan facility (the “term loan facility”). Borrowings under the incremental term loan facility may be used for working capital, capital expenditures and other general corporate purposes of the Company and its subsidiaries. The Company may apply a portion of the proceeds of such borrowings toward the satisfaction, as of the closing of the Company’s proposed merger transaction with McLeodUSA Incorporated, of the outstanding 10 1/2% Senior Second Secured Notes due 2011 of McLeodUSA Incorporated.

PAETEC Holding is the borrower under the incremental term loan facility. All obligations of PAETEC Holding under the incremental term loan facility are guaranteed by all subsidiaries of PAETEC Holding. All assets of PAETEC Holding and its subsidiaries have been pledged to secure their obligations under the incremental term loan facility.

The February 28, 2013 maturity date of the incremental term loan facility is the same as the maturity date of the term loan facility.

The Company is required to make scheduled principal payments under the incremental term loan facility, in equal quarterly installments beginning on March 31, 2008, in an annual amount of $1 million during the first five years after the facility closing date. The $95 million unpaid principal balance of the incremental term loans will be payable in full on the maturity date.

Borrowings under the incremental term loan facility bear interest, at the Company’s option, at an annual rate equal to either a specified “base rate” plus a margin of 1.50% or LIBOR plus a margin of 2.50%. Interest on the incremental term loans is payable on the same quarterly basis as interest on the loans outstanding under the term loan facility.

The lenders under the incremental term loan facility are entitled to the benefit of the same affirmative and negative covenants in the Credit Agreement as the lenders under the term loan facility.

The incremental term loan facility arrangements provide for the Company’s payment of financing fees to the lenders under the facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03.

Upon the funding of the incremental term loan facility as described in Item 1.01 of this report, the Company became obligated as the borrower, and the Company’s subsidiaries became obligated as guarantors, on $100 million aggregate principal amount of incremental term loans. The payment of all outstanding principal, interest and other amounts outstanding from time to time under the incremental term loans may be declared immediately due and payable upon the occurrence of an event of default. The Credit Agreement contains customary events of default, including an event of default upon a change of control of the Company. An event of default will occur under the Credit Agreement if the Company, or, in some circumstances, another loan party, fails to make payments when due, fails to comply with specific affirmative or negative covenants, makes a material misrepresentation, defaults on other indebtedness, fails to discharge judgments, loses a material license or governmental approval, becomes subject to specified claims under ERISA or environmental laws, or becomes subject to specified events of bankruptcy, insolvency, reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders under the Credit Agreement would have the right to accelerate repayment of the indebtedness under the incremental term loan facility to the extent provided in the credit documents and applicable law.

Item 8.01	Other Events.

Legal Proceedings

On January 24, 2008, Sprint Communications Company L.P. (“Sprint”) notified the Company that it had filed a patent infringement action in the United States District Court for the District of Kansas against PAETEC Holding and two of its subsidiaries, including one operating subsidiary, PaeTec Communications, Inc. Sprint alleges that PaeTec Communications infringed patents which Sprint characterizes as constituting part of Sprint’s Voice over Packet patent portfolio by selling products and services that utilize technology covered by the Sprint patents. Sprint’s notice indicated that the claimed infringement purportedly relates to its patents for the methods of use and system architecture of packet technology to carry telephone calls to or from the public switched telephone network. Sprint seeks unspecified amounts of compensatory and treble damages, attorneys’ fees, and injunctive relief against future sales by the defendant PAETEC companies of any products and services that allegedly violate Sprint’s patents.

In the notice described above, Sprint advised the Company that it will not formally serve the Company with its lawsuit at this time if the Company agrees to meet with Sprint to discuss a mutually agreeable resolution of Sprint’s claims. The Company will respond to Sprint’s patent infringement claims after it has further evaluated the claims and will vigorously pursue its defenses in any litigation against Sprint. Sprint first communicated its patent infringement claims to the Company in its January 24 notice.

Although the Company is currently unable to estimate the potential losses, if any, it may incur in connection with any litigation concerning Sprint’s claims if such litigation were resolved in a manner adverse to the Company, a judgment or settlement in Sprint’s favor could result in damage awards against the Company, could require the Company to pay Sprint royalties or licensing fees in connection with future sales of products or services, or could require the Company to cease engaging in any infringing activities, including any infringing sales. An adverse resolution of Sprint’s lawsuit or of any other patent litigation that could be asserted in the future against the Company or any of its current or future operating subsidiaries could negatively affect the Company’s business, financial condition and results of operations. The Company’s defense of Sprint’s lawsuit or other litigation, regardless of its merits, could be time-consuming and costly and divert the attention of the Company’s management from operating matters.

Merger Transaction

On January 30, 2008, the Company and McLeodUSA Incorporated issued a joint press release announcing that each company had adjourned its special meeting of stockholders held on January 30, 2008 to vote on their proposed merger transaction until February 8, 2008 to provide the stockholders of each company with sufficient time to review a supplement to the joint proxy statement/prospectus concerning the transaction. The supplement, which is being mailed beginning on January 30, 2008 to holders of record of the common stock of each company as of December 18, 2007, will include information about the incremental term loan financing and legal proceeding described in this report. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith filed as an exhibit to this report:

Exhibit No.	Description
99.1	Press release, dated January 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: January 30, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 30, 2008.

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